                                                                     EXHIBIT 4.8

      THIS OBLIGATION IS SUBORDINATED TO THE SENIOR INDEBTEDNESS OF THE ISSUER AS SET FORTH HEREIN AND IS NOT SECURED.

                            GREAT WOLF RESORTS, INC.

                   __% JUNIOR SUBORDINATED DEBENTURE DUE 2036

REGISTERED
NO. 1                                                       $___________________
                                                            CUSIP:______________

      Great Wolf Resorts, Inc., a Delaware corporation (together with its successors and assigns, the "ISSUER"), for value received, hereby promises to pay to Wilmington Trust Company, as Property Trustee (the "PROPERTY TRUSTEE," which term includes any successor Property Trustee for GW Capital Trust II) for GW Capital Trust II, a statutory trust formed under the laws of the State of Delaware (the "ISSUER TRUST"), or registered assignees or such other registered holder (in the event this Debenture is distributed to the holders of Trust Preferred Securities of the Issuer Trust pursuant to the Amended and Restated Declaration of Trust of the Issuer Trust dated as of the date hereof among the Company, as Sponsor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein), the principal sum of $_________ (___________ DOLLARS) on June __, 2036 (the "STATED
MATURITY").

      The Issuer further promises to pay interest on said principal sum at the annual rate of ____%, subject to increase to __% during an Increased Rate Period (as defined on the reverse hereof) as set forth on reverse hereof. Interest on this Debenture will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including _______, 2006 to but excluding the date the principal hereof has been paid or duly made available for payment as set forth in the Indenture (as defined on the reverse hereof), subject to the Company's right to defer interest payments as set forth on the reverse hereof. Interest is payable quarterly in arrears on March __, June __, September __ and December __ of each year (each, an "INTEREST PAYMENT DATE"), commencing September __, 2006, subject to the Company's right to defer paying interest as set forth on the reverse hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to the Company's right to defer paying interest as set forth on the reverse hereof, be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the 15th calendar day (whether or not a Business Day (as defined in the Indenture)) next preceding such Interest Payment Date (each such date, a "RECORD DATE").

      Interest payments for this Debenture will be computed and paid on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof at a rate equal to the then current interest rate borne by the

Debentures (the "COUPON RATE"), compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period ("COMPOUNDED INTEREST"). The amount of any interest payable for any full interest period will be computed by dividing the interest rate per annum by four. The term "interest" as used herein includes quarterly interest payments (whether at the initial interest rate borne by the Debentures or at the increased rate during an Increased Rate Period (as defined on the reverse hereof) upon the occurrence of a Special Event (as defined on the reverse hereof)), any interest on quarterly interest payments not paid on the applicable Interest Payment Date, Compounded Interest and any Additional Sums (as defined on the reverse hereof), as applicable.

      If any Interest Payment Date or the Stated Maturity (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Stated Maturity (or any redemption or repayment date) to such next succeeding Business Day.

      A Holder of U.S. $1,000,000 or more in aggregate principal amount of Debentures having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

      Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, including, without limitation, the provisions relating to the subordination of this Debenture to the Issuer's Senior Indebtedness (as defined on the reverse hereof).

      Unless the certificate of authentication hereon has been executed by the Indenture Trustee, this Debenture shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this Junior Subordinated Debenture to be duly executed.

DATED:  ___________, 2006
                                       GREAT WOLF RESORTS, INC.

                                       By:
                                              _________________________________
                                              Name:
                                              Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures referred to in the within-mentioned Junior Subordinated Indenture.

DATED: ___________, 2006

WILMINGTON TRUST COMPANY,
  as Indenture Trustee

By:_______________________
   Authorized Signatory

                               REVERSE OF SECURITY

      Indenture. This debenture is one of a duly authorized issue of _____% Junior Subordinated Debentures due 2036 (the "DEBENTURES") of the Issuer. The Debentures are being issued under a Junior Subordinated Indenture (the "BASE INDENTURE"), dated as of June __, 2006, between the Issuer and Wilmington Trust Company, as Indenture Trustee (the "INDENTURE TRUSTEE," which term includes any successor indenture trustee under the Indenture) and an Officer's Certificate dated as of June __, 2006 (the "OFFICER'S CERTIFICATE", and together with the Base Indenture, the "INDENTURE"), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Debentures and the terms upon which the Debentures are, and are to be, authenticated and delivered. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein and form a part of the terms and other provisions of this Debenture. To the extent there is a conflict or inconsistency between such terms in the Base Indenture, on the one hand, and the Officer's Certificate and this Debenture, on the other hand, the latter shall govern. Capitalized terms not otherwise defined herein have the meaning given to such terms in the Indenture.

      No Sinking Fund, etc. This Debenture will not be subject to any sinking fund and, except as provided below, will not be redeemable or subject to repayment at the option of the holder prior to its Stated Maturity.

      Additional Interest Provisions. In addition to the terms and other provisions relating to interest on the front of this Debenture and the Indenture, the following shall apply to this Debenture:

      If a Special Event (as defined below) occurs, the interest rate payable on this Debenture shall increase to __% per U.S. $25 principal amount of Debentures, beginning on the 30th calendar day after the Special Event occurs through and including the earlier of (1) the date of a Special Event Termination (as defined below) and (2) the Stated Maturity. Any period during which the Special Event occurs and for which this Debenture bears such increased interest rate is referred to as an "Increased Rate Period." The Issuer will have the option to redeem this Debenture at any time during an Increased Rate Period until any Special Event Termination. If a Special Event Termination occurs, then the Increased Rate Period will cease and the interest rate payable on this Debenture will return to the rate in existence before the Increased Rate Period.

      So long as no Event of Default has occurred and is continuing, the Issuer shall have the right at any time, and from time to time, during the term of this Debenture to defer payments of interest by extending the interest payment period of this Debenture for a period not exceeding 20 consecutive quarters (the "EXTENSION PERIOD"), during which Extension Period no interest shall be due and payable on this Debenture; provided, that no Extension Period may extend beyond the Stated Maturity. Interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this paragraph, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period ("ADDITIONAL Interest"). The amount of interest payable for any full interest period will be computed by dividing the interest rate per annum by four. At the end of the Extension Period, the Issuer shall pay all interest accrued and unpaid on this Debenture, including any Additional Sums (as defined below) and Additional Interest (together, "DEFERRED INTEREST") that shall be payable to the Holders of this Debenture in whose names this Debenture is registered in the Securities Register on the Record Date with respect to the first Interest Payment Date after the end of the Extension Period. Before the termination of any Extension Period, the Issuer may further extend the payment of interest; provided, that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity. In the event that any Debentures are called for redemption on a date prior to the end of an Extension Period, with respect to such Debentures, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Issuer. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the interest accrued during an Extension Period.

      If the Property Trustee (as defined in the Trust Agreement) is the only Holder of the Debentures at the time the Issuer selects an Extension Period, the Issuer shall give written notice to the Issuer Trustees (as defined in the Trust Agreement) of its selection of such Extension Period at least 15 Business Days prior to the date the Distributions (as defined in the Trust Agreement) on the Trust Securities (as defined in the Trust Agreement) would have been payable but for the election to begin such Extension Period.

      If the Property Trustee is not the only Holder, or is not itself the Holder, of the Debentures at the time the Issuer selects an Extension Period, the Issuer shall give the Holders of the Debentures and the Indenture Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of the next succeeding Interest Payment Date or the date the Issuer is required to give notice of the record or payment date of such interest payment to Holders of the Debentures.

      Optional Redemption. This Debenture may be redeemed at the option of the Issuer as follows:

            (1) on or after June __, 2011 in whole at any time or in part from time to time;

            (2) prior to June __, 2011, in whole (but not in part) at any time within 90 calendar days following the occurrence and continuation of a Tax Event (as defined below) or an Investment Company Event (as defined below) (the "90-DAY PERIOD"); or

            (3) on and after the 30th calendar day after a Special Event (as defined below) but prior to any Special Event Termination (as defined below), in each case, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed plus the accrued and unpaid interest on the Debentures so redeemed to but excluding the date fixed for redemption (the "REDEMPTION PRICE").

      The Issuer's right to redeem the Debentures under clause (2) of the preceding paragraph shall be subject to the condition that if at the time there is available to the Issuer or the Issuer Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event or Investment Company Event by taking some ministerial action ("MINISTERIAL ACTION"), such as filing a form or making an election, or pursuing some other similar reasonable measure, that will have no adverse effect on the Issuer, the Issuer Trust or the holders of Trust Securities and will involve no material cost, the Issuer shall pursue such measures in lieu of redemption; provided further, that the Issuer shall have no right to redeem the Debentures under such clause (2) while either the Issuer or the Issuer Trust is pursuing any Ministerial Action pursuant to the Trust Agreement.

      "TAX EVENT" means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters, who shall not be an officer or employee of the Issuer or any of its affiliates, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after ______, 2006, which is the date of the initial offering of the Trust Preferred Securities of the Issuer Trust to the public, there is more than an insubstantial risk that:

            (1) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures;

            (2) interest payable by the Issuer on the Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes; or

            (3) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges;

provided, however, that Tax Event shall not include any event described above that requires the Issuer for United States Federal income tax purposes to defer taking a deduction for any original issue discount that accrues with respect to the Debentures until the interest payment related to such original issue discount is paid by the Issuer in cash.

      "INVESTMENT COMPANY EVENT" means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters, who shall not be an officer or employee of the Issuer or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change or prospective change becomes effective or would become effective, as the case may be, on or after ________, 2006, which is the date of the initial offering of the Trust Preferred Securities of the Issuer Trust to the public.

      A "SPECIAL EVENT" means both (1) the Trust Preferred Securities cease to be listed on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") or quoted on the Nasdaq National Market ("NASDAQ"), and (2) the Issuer ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), but the Trust Preferred Securities remain outstanding.

      A "SPECIAL EVENT TERMINATION" means both (1) the Trust Preferred Securities are again listed on the NYSE or AMEX or quoted on the Nasdaq (following their not being so listed or quoted) and (2) the Issuer becomes subject to the reporting requirements of the Exchange Act (following it not having been subject to such requirements).

      Notice of redemption shall be mailed by first class mail, postage prepaid, to the Holders of the Debentures designated for redemption at their addresses as the same shall appear on the Debenture register not less than 30 nor more than 60 days prior to the date fixed for redemption (the "REDEMPTION NOTICE PERIOD"), subject to all the conditions and provisions of the Indenture. In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Issuer determines; provided, that the Issuer shall deposit with the Indenture Trustee an amount sufficient to pay the Redemption Price prior to the redemption date.

      Any notice of redemption may state that the redemption of the Debentures may be, at the Issuer's discretion, subject to the satisfaction of one or more conditions precedent.

      If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of Holders so called for redemption will cease, except the right of such Holders to receive the Redemption Price on or prior to the date fixed for redemption, but without interest, and such Debentures then will cease to be Outstanding.

      Covenants. In addition to the other agreements and covenants contained in the Indenture, the Company makes the following additional covenants:

      The Issuer covenants that it will not:

      (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer's capital stock, or

      (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank pari passu with or junior in interest to the Debentures, if at such time:

      (a) there has occurred any event (i) of which the Issuer has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Default and (ii) that the Issuer has not taken reasonable steps to cure,

      (b) if the Debentures are held by the Issuer Trust and the Issuer is in default with respect to its payment of any obligations under the Guarantee, or

      (c) the Issuer has given notice of its election of an Extension Period as provided in the Indenture and has not rescinded such notice, or such Extension Period, and any extension thereof, is continuing.

      other than the following:

      (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Issuer in connection with:

            (A) any employment contract, benefit plan or other similar arrangement (including any related net share settlement arrangements) with or for the benefit of any one or more employees, officers, directors or consultants,

            (B)   a dividend reinvestment or stockholder stock purchase plan,

            (C) the issuance of capital stock of the Issuer (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, or

            (D) the satisfaction by the Issuer of obligations pursuant to any contract or security requiring the Issuer to purchase common stock or common equity securities (or their equivalents),

      (ii) any purchase of common stock or common equity securities (or their equivalents) from an officer or employee (or a person performing similar functions) of the Issuer or any of its subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring the Issuer to purchase such common stock or common equity securities (or their equivalents);

      (iii) as a result of an exchange, redemption or conversion of any class or series of the Issuer's capital stock (or any capital stock of a subsidiary of the Issuer) for any class or series of the Issuer's capital stock or of any class or series of the Issuer's indebtedness for any class or series of the Issuer's capital stock or as a result of a reclassification of the Issuer's capital stock or other equity securities of the Issuer or any of its subsidiaries;

      (iv) the purchase of fractional interests in shares of the Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

      (v) any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto;

      (vi)  payments by the Issuer under the Trust Preferred Securities
            Guarantee;

      (vii) solely in the event that the Issuer has given notice of its election of an Extension Period and has not rescinded this notice, and the Extension Period, or any extension thereof, is continuing (and not other events listed above under clauses (a) and (b) of this covenant that would trigger the foregoing restrictions), regularly scheduled interest payments on the Existing Junior Subordinated Debentures and principal payments due upon the Stated Maturity (and not prior thereto) of the Existing Junior Subordinated Debentures; and

      (viii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

      If (a) an "event of default" (as such term is defined in the 2005 Junior Subordinated Indenture) occurs or (b)the Existing Junior Subordinated Debentures are accelerated for any reason under the terms of the 2005 Junior Subordinated Indenture, the Issuer will promptly (but in any event within one (1) Business Day of each such event of default or acceleration) notify the Indenture Trustee in writing at the address set forth in Section 11.04 of the Base Indenture that such event of default or acceleration has occurred. Such notice shall set forth in reasonable detail the facts and circumstance underlying each such event of default or acceleration.

      As long as any Debentures are held by the Property Trustee, on behalf of the Issuer Trust, the Issuer covenants:

            (1) to continue to hold, directly or indirectly, 100% of the Common Securities (as defined in the Trust Agreement), provided that any successor to Great Wolf Resorts, Inc. as issuer of the Debentures which is permitted to be such a successor pursuant to the Indenture may succeed to the Issuer's ownership of the Common Securities;

            (2) as holder of the Common Securities, not to voluntarily dissolve, windup or liquidate the Issuer Trust, other than:

                        (a) as part of a distribution of Debentures to the holders of the Trust Preferred Securities in liquidation of the Issuer Trust in accordance with the terms of the Trust Agreement; or

                        (b) as part of a merger, consolidation or amalgamation permitted by the Trust Agreement; and

            (3) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States Federal income tax purposes.

      If, and for so long as, (1) the Property Trustee is the holder of all the Debentures and (2) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Issuer will pay as additional sums on the Debentures ("ADDITIONAL SUMS") such amounts as may be required so that the Distributions (as defined in the Trust Agreement) paid by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges.

      The Issuer, as borrower, agrees to pay all debts and other obligations (other than with respect to the Trust Preferred Securities issued by the Issuer Trust) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees (as defined in the Trust Agreement) for the Issuer Trust and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Issuer under the Debentures owned by the Issuer Trust are for the benefit of, and shall be enforceable by, any Person to whom any such debts, obligations, costs, expenses and taxes are owed (a "CREDITOR") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Issuer directly against the Issuer, and the Issuer irrevocably waives any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other Person before proceeding against the Issuer. The Issuer agrees to execute any additional agreements as may be necessary or desirable to give full effect to the foregoing.

      If the Debentures are distributed by the Issuer Trust to holders of the Trust Preferred Securities in accordance with the terms of the Trust Agreement, the Issuer will use its reasonable best efforts to list the Debentures on the Nasdaq or with any other national securities exchange on which the Trust Preferred Securities are then listed or quoted.

      Events of Default and Defaults; Remedies.

      In addition to the other events that constitute "Events of Default" as set forth in Section 5.01 of the Base Indenture, there shall also be an Event of Default if the trustee or the holders of the Existing Junior Subordinated Debentures declare the principal of such securities to be due and payable immediately in accordance with the terms of the 2005 Junior Subordinated Indenture.

      Notwithstanding the second and third paragraphs of Section 5.01 of the Base Indenture, if an Event of Default occurs and is continuing with respect to the Debentures, then and in each and every such case, either the Indenture Trustee or the Holders of not less than 25% in aggregate principal amount of Debentures then outstanding under the Indenture or, if the Debentures are held by the Issuer Trust or a trustee of such Issuer Trust and should the Indenture Trustee or such

Holders of the Outstanding Debentures fail to make the declaration referred to in Section 5.01 of the Base Indenture, the holders of at least 25% in aggregate liquidation amount of the outstanding Trust Preferred Securities (voting as a separate class) or the Property Trustee, by notice in writing to the Issuer (and to the Indenture Trustee if given by Holders or the holder of the Trust Preferred Securities) may declare the entire principal of all Debentures and interest accrued thereon, if any, to be due and payable immediately and, upon any such declaration, the same shall become immediately due and payable. For the avoidance of doubt, Holders and holders of Trust Preferred Securities shall not have a right of acceleration upon a default except for those Defaults that are also Events of Defaults.

      If an Event of Default or a Default has occurred and is continuing and such event is attributable to the failure of the Issuer to pay any amounts payable in respect of the Debentures on the date such amounts are otherwise due, a registered holder of Trust Preferred Securities may institute a legal proceeding directly against the Issuer for enforcement of payment to such registered holder of an amount equal to the amount owed in respect of Debentures having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Trust Preferred Securities held by such registered holder (a "DIRECT ACTION"). The Issuer shall have the right to set off any payment made to such registered holder of Trust Preferred Securities by the Issuer in connection with a Direct Action.

      Provisions relating to the annulment of any declaration of acceleration, the waiver of past Defaults and the Indenture Trustee's, Holders', the Property Trustee's and holders of Trust Preferred Securities' other rights and remedies upon the occurrence and continuation of an Event of Default or a Default, as the case may be, are as set forth in the Base Indenture.

      Subordination. This Debenture and all other obligations of the Issuer hereunder will constitute part of the junior subordinated indebtedness of the Issuer and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Indebtedness of the Issuer. For the purposes of this Debenture, "SENIOR INDEBTEDNESS" means:

            (1) obligations of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures, notes or similar instruments, and amendments, renewals, extensions, modifications and refundings of any of such indebtedness or of such obligations;

            (2)   capitalized lease obligations of the Issuer;

            (3) obligations of the Issuer issued or assumed as the deferred purchase price of property;

            (4) obligations of the Issuer in respect of interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

            (5)   all obligations of the type referred to in clauses (1) through
                  (4) above of other Persons which the Issuer has guaranteed or is responsible or liable for as obligor or otherwise;

provided that, non-recourse obligations including the Debentures, the Existing Junior Subordinated Debentures or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness, will not constitute such Senior Indebtedness.

      Registered Form, etc. This Debenture, and any Debenture or Debentures issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $25 and any integral multiple of U.S. $25 in excess thereof, unless otherwise indicated on the face thereof.

      Paying Agent & Registrar. The Issuer has appointed Wilmington Trust Company at its corporate trust office in The City of Wilmington, Delaware as the paying agent (the "PAYING AGENT," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Debentures.

      Wilmington Trust Company has been appointed registrar for the Debentures (the "REGISTRAR," which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of Wilmington, Delaware a register for the registration and transfer of Debentures. This Debenture may be transferred at the aforesaid office of the Registrar by surrendering this Debenture for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Debenture or Debentures having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Debenture that has been called for redemption in whole or in part, except the unredeemed portion of Debentures being redeemed in part or (ii) to register the transfer of or exchange Debentures to the extent and during the period so provided in the Indenture with respect to the redemption of Debentures. Debentures are exchangeable at said office for other Debentures of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Debentures will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Debentures surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Debenture delivered upon any exchange or transfer of Debentures shall be such that no gain or loss of interest results from such exchange or transfer.

      Supplemental Indentures. The Indenture permits the Issuer and the Indenture Trustee, without the consent of the Holders, to execute supplemental indentures for the purpose, and to the extent set forth in Section 8.01 of the Base Indenture and with the consent of the Holders of

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

not less than a majority in aggregate principal amount of the Debentures then outstanding and affected, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of modifying in any manner the rights of the Holders; provided that, the Issuer and the Indenture Trustee may not, without the consent of the Holder of each Debenture affected thereby:

            (1)   extend the final maturity of any Debenture;

            (2)   reduce the principal amount of any Debenture;

            (3) reduce the rate or extend the time of payment of interest of any Debenture, except as otherwise provided herein or in the Indenture;

            (4)   reduce any amount payable on redemption of any Debenture;

            (5)   change the currency of payment on any Debenture;

            (6) impair or affect the rights of any Holder to institute suit for the payment of any Debenture when due; or

            (7) reduce the aforesaid percentage in principal amount of Debentures the consent of the Holders of which is required for any such supplemental indenture;

provided, however, that neither this Debenture nor the Indenture may be amended to alter the subordination provisions hereof or thereof without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby; and provided further that, if the Debentures are owned by the Issuer Trust, none of the modifications set forth above may be made without the prior written consent of all holders of the Trust Preferred Securities.

      In addition, so long as any of the Trust Preferred Securities remain outstanding:

            (1) no such modification may be made that materially adversely affects the holders of such Trust Preferred Securities,

            (2)   no termination of the Indenture may occur, and

            (3)   no waiver of any Event of Default or Default may be effective,

in each case, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Trust Preferred Securities unless and until the principal of (and premium, if any, on) the Debentures and all accrued and unpaid interest thereon have been paid in full.

      If any of the Trust Preferred Securities are outstanding the Issuer may not amend this Debenture or the Indenture to:

            (1) remove the rights of registered holders of Trust Preferred Securities to institute a Direct Action,

            (2) remove the obligation to obtain the consent of such holders of Trust Preferred Securities in accordance with Section 8.02 of the Indenture, or

            (3) change the percentage of the holders of Trust Preferred Securities required to amend or waive any provision of the Indenture,

in each cash, without the prior written consent of all the holders of Trust Preferred Securities.

      So long as the Issuer acts in accordance with the terms of the Debentures and the Indenture, the Issuer may defer interest payable on the Debentures in accordance with the terms hereof without the consent of the Issuer Trust or the holders of Trust Preferred Securities.

      No Discharge or Defeasance. The provisions of Section 3.04 and Section
10.01 of the Indenture relating to discharge, defeasance and covenant defeasance are not applicable to this Debenture. Notwithstanding the preceding sentence, the Debentures will cease to be outstanding upon a redemption as set forth in, and subject to the last sentence of, "Redemption" above.

      Mutilated, etc. Debentures. In case this Debenture shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Debenture or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Debenture of like tenor will be issued by the Issuer in exchange for this Debenture, but, if this Debenture has been destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Registrar and the Issuer that such Debenture was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Debenture shall be borne by the owner of the Debenture mutilated, defaced, destroyed, lost or stolen.

      Wilmington, Delaware Office of Issuer. So long as this Debenture shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Debenture as herein provided in Wilmington, Delaware, and an office or agency in said Wilmington, Delaware for the registration, transfer and exchange as aforesaid of the Debentures. Under Section 3.02 of the Indenture, the Issuer has initially appointed the Corporate Trust Office of the Indenture Trustee in the Wilmington, Delaware, as its agency for the foregoing purposes. The Issuer may subsequently designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Indenture Trustee advised of the names and locations of such agencies, if any are so designated other than that of the Indenture Trustee.

      Unclaimed Money. With respect to moneys paid by the Issuer and held by the Indenture Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Debentures that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Indenture Trustee or such Paying Agent shall notify the holders of such Debentures that such moneys shall be repaid to the Issuer and any Person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Indenture Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Debenture as the same shall become due.

      Obligations Absolute. No provision of this Debenture or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Debenture.

      Registered Holders. Prior to due presentment of this Debenture for registration of transfer, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the holder in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

      Limited Liability. No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Debenture, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Governing Law. This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  -    as tenants in common
         TEN ENT  -    as tenants by the entireties
         JT TEN   -    as joint tenants with right of survivorship and not as
tenants in common

         UNIF GIFT MIN ACT -    Custodian
         (Minor)  (Cust)

         Under Uniform Gifts to Minors Act
         (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Debenture on the books of the Issuer, with full power of substitution in the premises.

Dated: ________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular without alteration or enlargement or any change whatsoever.

Signature Guaranty: ________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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